UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2023

AIADVERTISING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13215	30-0050402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

321 Sixth Street San Antonio, TX	78215
(Address of Principal Executive Offices)	(Zip Code)

(805) 964-3313

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Effective June 5, 2023, Rosie O’Meara provided notice of her resignation as a member of the Board of Directors (the “Board”) of AiAdvertising, Inc. (the “Company’). Ms. O’Meara’s resignation was not as a result of any disagreement with the Company’s Board or management.

Appointment of James B. Renacci and Thomas O. Hicks, Jr. to the Board of Directors

As previously disclosed, on April 10, 2023, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Hexagon Partners, Ltd., (the “Purchaser”), pursuant to which the Company agreed to issue and sell to the Purchaser up to 2,918,560 shares of its Series I Preferred Stock (the “Series I Preferred Stock”) for an aggregate purchase price of up to $9,250,000 (the “Purchase Price”), in three tranches. Tranche A comprises 2,272,727 shares of Series I Preferred Stock at a purchase price of $2.20 per share of Series I Preferred Stock purchased at an initial closing on April 11, 2023. The Company also granted the Purchaser a six-month option from the date of the initial closing, which the Purchaser has the right to assign subject to certain restrictions, to purchase (i) up to 333,333 additional shares of Series I Preferred Stock at a purchase price of $6.00 per share of Series I Preferred Stock, and (ii) up to 312,500 shares of Series I Preferred Stock at a purchase price of $7.20 per share of Series I Preferred Stock. The Purchase Agreement also gave the Purchaser the right to appoint two directors to the Company’s Board for so long as at least 50% of the shares purchased thereunder have not been redeemed by the Company or converted into common stock of the Company.

In accordance with terms of the Purchase Agreement, the Company’s Bylaws were amended to increase the size of the Board to six and James B. Renacci and Thomas O. Hicks, Jr. were appointed to the Board on June 2, 2023. Messrs. Renacci and Hicks will serve as members of the Board until the next annual meeting of the Company’s stockholders, and until their successors are elected and qualified or until their death, resignation or removal.

James B. Renacci, age 64, is the founder and president of LTC Management Services, Inc., a management and financial services consulting services company since 1985.  With more than 30 years of experience in leadership of multiple businesses, Mr. Renacci’s business experience includes manufacturing, healthcare, construction, entertainment and CPA consulting services.  He also has in-depth knowledge of mergers and acquisitions.  Renacci represented the 16th District of the State of Ohio in the United States House of Representatives from January 3, 2011 until January 3, 2019, where he served on the Ways and Means, Budget and Financial Services Committees.  Prior to serving in Congress, Mr. Renacci owned and operated more than 60 businesses, including multiple auto dealerships, nursing facilities, sports and entertain businesses and a CPA firm. From 2003 to 2008, Mr. Renacci served as a managing board member of the Arena Football League. From 2020 to 2022, Mr. Renacci served as a board member of Hill International Inc. (NYSE: HIL) and as its Audit Committee Chairman. Mr. Renacci is a current board member at Alithya Group, Inc. (NASDAQ: ALYA), Custom Glass, Inc. and the Franklin Center for Global Policy Exchange. Mr. Renacci is a certified public accountant and holds a bachelors degree in business administration from Indiana University of Pennsylvania.

We believe Mr. Renacci is qualified to serve on our Board due to, among other things, his business experience, which we anticipate will help us expand the breadth and depth of our reach as a Company, positioning us to scale our platform as we enter the next phase of growth and create additional value for our shareholders.

In connection with his appointment to the Board, the Board appointed Mr. Renacci to serve as a member of the Special Committee, which was formed by the Board and granted full authority to act on behalf of the Board and take all actions deemed advisable relating to the previously disclosed rights agreement. The Board also appointed Mr. Renacci to serve as a member of the Nominating and Corporate Governance Committee and to serve as the Chairperson of the Audit Committee.

Thomas O. Hicks, Jr., age 45, is a founder, chairman and CEO of 90 Degree North Holdings LCC, an investment and advisory firm, and a co-founder of Sempre, Inc., a global provider of physical and cyber protection for critical infrastructure. He is a current board member of Drilling Tools International, Inc., a leading provider of downhole drilling tools to the international land and offshore markets, which recently announced a merger with the publicly-traded ROC Energy Acquisition Corporation, LLC. From 2005 through 2019, Mr. Hicks was a partner of Hicks Holdings LLC, a family investment firm, focusing on equity investments in media, technology, consumer brands, manufacturing and energy. Prior to that, he was an analyst at Greenhill & Co, LLC, a New York-based advisory and investment firm. He previously served on the boards of Resolute Energy Corporation, Carol’s Daughter Holdings, Berkshire Resources LLC, Standard Industrial Manufacturing Partners LTD, and Sight Sciences, Inc. Mr. Hicks was on the national board of the American Enterprise Institute’s Enterprise Club and was a founding member for its Dallas chapter in 2014. He served as Chapter Chair of Young Presidents Organization’s Dallas Chapter in 2013-14. Mr. Hicks was chairman of Big Brothers Big Sisters North Texas Campaign for Children in Crisis in 2006-2010, successfully raising over $35 million to support mentoring for children in Dallas / Fort Worth. Mr. Hicks served on the board of Big Brothers Big Sisters of North Texas from 2006 through 2011, and the board of the SM Wright Foundation, organized to engage with the citizens in the Fair Park area of Dallas from 2005-2008. Mr. Hicks, a former Golden Gloves boxer, graduated from the University of Texas at Austin in 2001.

We believe Mr. Hicks is qualified to serve on our board of directors due to, among other things, his valuable experience and insights into technology, finance and the capital markets.

In connection with his appointment to the Board, the Board appointed Mr. Hicks to serve as a member of the Special Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Each of the new directors will receive compensation for their service as a director or committee member in accordance with the Company’s standard director compensation of $30,000 annually.

Except for the Purchase Agreement, Messrs. Renacci and Hicks were not selected pursuant to any arrangement or understanding between them and any other person. Messrs. Renacci and Hicks were recommended for nomination by the Purchaser and evaluated and nominated by the Company’s Nominating and Corporate Governance Committee. There are no arrangements or understandings between Messrs. Renacci and Hicks and any other persons pursuant to which Messrs. Renacci and Hicks were appointed directors of the Company, and there are no family relationships between Messrs. Renacci and Hicks and any director or executive officer of the Company.

There are no arrangements or understandings between any of the individuals listed above and any other person pursuant to which such individuals were selected as directors. There are no transactions involving any of the individuals listed above that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

On June 8, 2023, the Company issued a press release announcing the appointments of Messrs. Renacci and Hicks to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by us under the Exchange Act or Securities Act, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit

99.1	Press Release issued June 8, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIADVERTISING, INC.

Date: June 8, 2023	By:	/s/ Gerard Hug
		Name:	Gerard Hug
		Title:	Chief Executive Officer